Exhibit 99.1

Clean Energy names JJ Armstrong Chief Financial Officer

[Clean Energy CFO, JJ Armstrong]

Newport Beach, Calif. – October 6, 2026 — Clean Energy Fuels Corp. (NASDAQ: CLNE), the country’s leading provider of renewable natural gas (RNG) for the transportation market, has named JJ Armstrong its new Chief Financial Officer (CFO), succeeding Robert Vreeland, effective immediately. In the new role, Armstrong will also become one of the company’s named executive officers.

Armstrong has been with Clean Energy since 2014 when he joined as Director of SEC Reporting and Divisional Controller and has since advanced to Vice President and Corporate Controller. During his tenure, he has played a key role across the company’s finance and accounting functions and brings extensive experience in financial reporting, mergers, debt and equity transactions, and treasury operations.

“JJ has been with Clean Energy for more than a decade and knows our business inside and out,” said Clay Corbus, CEO of Clean Energy. “He has a deep understanding of all our financial operations, our strategy, and where we see opportunities ahead. That experience, along with the trust he has built across the organization, makes him the right person to take on the role of CFO. I’m excited to have JJ join our executive leadership team as we continue to focus on growth, the implementation of new technologies, and delivering value for our shareholders.”

“I’m excited to take on this new role and the opportunity that comes with it,” said JJ Armstrong. “We have an experienced team and a strong foundation to build on, and I look forward to working with Clay and the broader leadership team to support our priorities and help move the business forward.”

“I also want to thank Bob Vreeland for the leadership he demonstrated for the dozen years as CFO of Clean Energy,” said Mr. Corbus. “Bob has been the consummate professional steering our financial activities while being a pleasure to work with. As he heads into retirement, the entire company wishes Bob the best in this new and exciting stage of his life.”

Prior to joining Clean Energy, Mr. Armstrong spent 11 years at global accounting firm EY, working in assurance services with clients across the retail, technology and manufacturing industries.

About Clean Energy

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (RNG), a sustainable fuel derived by capturing methane from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada as well as RNG production facilities at dairy farms. Visit www.cleanenergyfuels.com and follow @ce_renewables on X and LinkedIn.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, including without limitation statements about Clean Energy’s Chief Financial Officer transition, and plans, beliefs, and expectations related thereto. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. The forward-looking statements made herein speak only as of the date of this press release and, unless otherwise required by law, Clean Energy undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Additionally, the reports and other documents Clean Energy files with the SEC (available at www.sec.gov) contain risk factors, which may cause actual results to differ materially from the forward-looking statements contained in this news release.

Clean Energy media contact:
Kimberly Fleer
1-949-437-1447
kimberly.fleer@cleanenergyfuels.com

Clean Energy investor contact:
Thomas Driscoll
1-949-437-1191
thomas.driscoll@cleanenergyfuels.com